UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Homeland Energy Solutions, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF MEMBERS
MARCH 2, 2009
To our Members:
The 2009 Annual Meeting of Members (the “2009 Annual Meeting”) of Homeland Energy Solutions, LLC (the “Company”) will be held on Monday, March 2, 2009, at Kolbys Dine and Stein, 503 W. Milwaukee Street, New Hampton, Iowa 50628. Registration for the Annual Meeting will begin at 2:00 p.m. The 2009 Annual Meeting will commence at approximately 3:00 p.m. The purposes of the meeting are to: (1) Approve the Amendments to the Operating Agreement and (2) Transact such other business as may properly come before the 2009 Annual Meeting or any adjournments thereof. The Board of Directors recommends a vote FOR the amendments to the Operating Agreement.
The foregoing items of business are more fully described in the proxy statement accompanying this notice. If you have any questions regarding the information in the proxy statement or regarding completion of the enclosed proxy card, please call the Company at (563) 238-5555.
Important Notice Regarding the Availability of Proxy Materials for the Meeting of Members to be held on March 2, 2009: The proxy statement and proxy card are also available at www.homelandenergysolutions.com.
Only Members listed on the Company’s records at the close of business on January 1, 2009 are entitled to receive notice of the 2009 Annual Meeting and to vote at the 2009 Annual Meeting and any adjournments thereof.
All Members are cordially invited to attend the 2009 Annual Meeting in person. However, to assure the presence of a quorum, the Board of Directors requests that you promptly sign, date and return the enclosed proxy card, which is solicited by the Board of Directors, whether or not you plan to attend the meeting. The proxy will not be used if you attend and vote in person. Only proxies received prior to 5:00 p.m. on Thursday, February 26, 2009, will be counted. You may fax the enclosed proxy card to the Company at (563) 238-5557 or mail it to the Company at:
Homeland Energy Solutions, LLC
Attn: Christine Marchand
2779 Highway 24
Lawler, Iowa 52154

By order of the Board of Directors,
/s/ Stephen K. Eastman
Stephen K. Eastman
Chairman of the Board
Lawler, Iowa
February 5, 2009

Homeland Energy Solutions, LLC
2779 Highway 24
Lawler, Iowa 52154

Proxy Statement
2009 Annual Meeting of Members
Monday, March 2, 2009

SOLICITATION AND VOTING INFORMATION
The enclosed proxy is solicited by the Board of Directors of Homeland Energy Solutions, LLC (the “Company”) for use at the annual meeting of Members of the Company to be held on Monday, March 2, 2009, and at any adjournment thereof. Such meeting is to be held at Kolbys Dine and Stein in New Hampton, Iowa. Registration will begin at 2:00 p.m. and the meeting will commence at 3:00 p.m. This solicitation is being made by mail, however the Company may also use its Officers, Directors, and employees (without providing them with additional compensation) to solicit proxies from Members in person or by telephone, facsimile or letter. Distribution of this proxy statement and proxy card is scheduled to begin on or about February 5, 2009, at which time the proxy statement and proxy card will also be available for printing and viewing at the Company’s website (www.homelandenergysolutions.com).
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Q:	Why did I receive this proxy statement?

A:
The Board of Directors is soliciting your proxy to vote at the 2009 Annual Meeting because you were a Member of the Company at the close of business on January 1, 2009, the record date, and are entitled to vote at the meeting.

Q:	When and where is the 2009 Annual Meeting?

A:
The 2009 Annual Meeting will be held on Monday, March 2, 2009, at Kolbys Dine and Stein, 503 W. Milwaukee Street, New Hampton, Iowa 50628. Registration will begin at 2:00 p.m. The Annual Meeting will commence at 3:00 p.m.

Q:	What am I voting on?

A:	You are voting on the approval of two amendments to the Operating Agreement. The Board of Directors recommends a vote FOR the amendments to the Operating Agreement.

Q:	What are the effects of the amendments to the Operating Agreement if passed?

A:	There are two proposed amendments to the Operating Agreement.
The approval of the first proposed amendment to the Operating Agreement will amend the terms of the initial Directors, so that their terms shall be until the first annual meeting of the Members following the date on which substantial operations of the ethanol plant commence. As currently written, their terms would expire in the event that a special meeting of Members is held after the date on which substantial operations commence but before next year’s annual meeting.
The approval of the second proposed amendment to the Operating Agreement will allow the Board of Directors to appoint any person to a committee without the requirement that such person also be a Director, and will remove the requirement that at least two Directors must serve on any committee. If approved, this amendment will allow the Board of Directors greater flexibility to create specific committees and to appoint persons they deem qualified to serve on such committees.

Q:	How many votes do I have?

A:
On any matter which may properly come before the meeting, each Member entitled to vote will have one vote for each membership unit owned of record by such Member as of the close of business on January 1, 2009.

Q:	Do I have dissenter’s rights?

A:
Pursuant to Section 6.19 of the Operating Agreement, Members have no dissenter’s rights. Dissenters’ rights are generally the right of a security holder to dissent from and obtain the fair value of their securities in certain events, such as mergers, share exchanges, and certain amendments to certain types of company’s organizational documents of a company.

Q:	What is the voting requirement to approve the amendments to the Operating Agreement?

A:
Provided a quorum of at least 30% of the Membership Voting Interests is present at the 2009 Annual Meeting, (whether in person, by proxy, or by mail ballot) the affirmative vote by a majority of the Membership Voting Interests represented at the meeting will result in the approval of the amendments.

Q:	How many membership units are outstanding?

A:	On January 1, 2009, the record date, there were 91,445 outstanding membership units. This means that there may be 91,445 votes on any matter.

Q:	What constitutes a quorum?

A:
As of the record date, the Company had 91,445 outstanding membership units. The presence of Members holding 30% of the total outstanding membership units, or 27,434 membership units, constitutes a quorum. If you submit a properly executed proxy, then you will be counted as part of the quorum.

Q:	What is the effect of an abstention?

A:
Abstentions will be counted when determining whether a quorum is present. Because amendments to the Operating Agreement must be approved by the affirmative vote of a majority of the Membership Voting Interests represented at the 2009 Annual Meeting, abstentions will have the effect of a vote against the amendment to the Operating Agreement.

Q:	How do I vote?

A:	Membership units can be voted only if the holder of record is present at the 2009 Annual Meeting either in person or by proxy. You may vote using either of the following methods:
•
Proxy card. The enclosed proxy card is a means by which a Member may authorize the voting of his, her, or its membership units at the 2009 Annual Meeting. The membership units represented by each properly executed proxy card will be voted at the 2009 Annual Meeting in accordance with the Member’s directions. The Company urges you to specify your choices by marking the appropriate boxes on your enclosed proxy card. After you have marked your choices, please sign and date the enclosed proxy card and return it in the enclosed envelope or fax it to the Company at (563) 238-5557. If you sign and return the proxy card without specifying your choices, your membership units will be voted FOR the amendments to the Operating Agreement. In order for your vote to count, the Company must receive your proxy card by 5:00 p.m. local time on Thursday, February 26, 2009.

•	In person at the 2009 Annual Meeting. All Members of record as of January 1, 2009 may vote in person at the 2009 Annual Meeting.

Q:	What can I do if I change my mind after I vote my units?

A:	You may revoke your proxy by:
•	Voting in person at the 2009 Annual Meeting;

•
Giving either personal or written notice of the revocation to Stephen K. Eastman, Chairman of the Board of Directors of Homeland Energy Solutions, LLC, at the Company’s offices at 2779 Highway 24, Lawler, Iowa 52154 no later than 5:00 p.m. local time on February 26, 2009; or

•	Giving either personal or written notice of the revocation to the Company’s Secretary, Steven Dietz, at the commencement of the 2009 Annual Meeting.
Q:	What happens if I mark too few or too many boxes on the proxy card?

A:
If you fail to mark a vote, then the proxies solicited by the Board of Directors will be voted FOR the amendment to the Operating Agreement. If you do not submit a proxy card or attend the meeting, or if you abstain from voting, your vote will not be counted as a vote to approve the amendments.

If you mark contradicting choices on your proxy card, such as a mark both for and against a proposed amendment to the operating agreement, your vote will have the effect of a vote against the amendment to the Operating Agreement. If you do not submit a proxy card or attend the meeting, your units will not be counted as present at a meeting for purposes of determining whether a quorum is present.

Q:	Who may attend the 2009 Annual Meeting?

A:	All Members as of the close of business on the record date may attend the 2009 Annual Meeting.

Q:	What is the record date for the 2009 Annual Meeting?

A:	The record date for the 2009 Annual Meeting is January 1, 2009.

Q:	Who will count the vote?

A:	Christine Marchand, CFO, will count the votes and Stan Wubbena, Commodity Manager, will be the inspector of elections.

Q:	How do I nominate a candidate for election as a Director at next year’s annual meeting?

A:
The Company plans to hold Director elections at next year’s annual meeting. Nominations for Director seats will be made by a nominating committee appointed by our Board of Directors. In addition, a Member can nominate a candidate for Director by following the procedures explained in Section 5.3(b) of our Operating Agreement. Section 5.3(b) of the Operating Agreement requires that written notice in the form set forth in the Operating Agreement of a Member’s intent to nominate an individual for Director must be given, either by person or by United States mail, postage prepaid, to the Secretary of the Company not less than 120 calendar days prior to the date the Company’s proxy statement was released in connection with the previous year’s annual meeting. These procedures are described below in the question “When are Member proposals and Director Nominations due for the 2010 annual meeting?”

Q:	What is a Member proposal?

A:
A Member proposal is your recommendation or requirement that the Company and/or the Board of Directors take action, which you intend to present at a meeting of the Company’s Members. Your proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is included in the Company’s proxy statement, then the Company must also provide the means for Members to vote on the matter via the proxy card. The deadlines and procedures for submitting Member proposals are explained in the following question and answer. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q:	When are Member proposals and Director Nominations due for the 2010 annual meeting?

A:
In order to be considered for inclusion in next year’s proxy statement, Member proposals, including Director Nominations, must be submitted in writing to the Company by October 8, 2009 (120 calendar days prior to the anniversary of the date that the Company’s proxy statement was released in connection with this year’s annual meeting). The Company suggests that proposals for the 2010 annual meeting of the Members be submitted by certified mail-return receipt requested.

Members who intend to present a proposal at the 2010 annual meeting of Members without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than December 22, 2009 (45 calendar days prior to the anniversary of the date that the Company’s proxy statement was released in connection with this year’s annual meeting). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive notice of a Member proposal intended to be submitted to the 2010 annual meeting by October 8, 2009, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion. However, if the Company does receive notice of a Member proposal intended to be submitted to the 2010 annual meeting by October 8, 2009, then the persons named on the proxy card may vote on any such proposal in their discretion only if the Company includes in its proxy statement an explanation of its intention with respect to voting on the proposal.

Q:	Who is paying for this proxy solicitation?

A:
The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation material for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

PROPOSALS TO BE VOTED UPON
PROPOSAL ONE
Approval of Amendment #1 to the Operating Agreement to Provide that the Initial Directors Shall Serve Until the First
Annual Meeting of the Members Following the Date on which Substantial Operations of the Ethanol Plant
Commence, Rather Than Until the First Annual Or Special Meeting Following the Date on which Substantial
Operations of the Plant Commence.
The approval of the first proposed amendment to the Operating Agreement will amend the terms of the initial Directors, so that they shall serve until the first annual meeting of the Members following the date on which substantial operations of the Facilities commence. Section 5.3 of the Operating Agreement provides that the initial Directors shall “serve until the first annual or special meeting of the Members following the date on which substantial operations of the Facilities commence.” (Emphasis added). The plant is expected to become substantially operational in April 2009. Thus, as currently written, if a special meeting of the Members was to be held after April 2009 but before next year’s Annual Meeting, the initial Directors’ terms would expire as of the date of the special meeting. This amendment will mean that the Company would not have to hold special Director elections at a special meeting of the Members in addition to any other purpose of such a meeting.
Accordingly, it is proposed that the Company amend Section 5.3 of the Operating Agreement as follows (if approved, the stricken language will be deleted):
5.3 Election of Directors.
(a) Election; Terms. The initial Directors shall be appointed by the initial Members and shall, subject to Section 5.2 of this Agreement, serve until the first annual ~~or special~~ meeting of the Members following the date on which substantial operations of the Facilities commence, and in all cases until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Director. After the expiration of the initial terms of the Directors, at each annual meeting of the Members, Directors shall be elected by the Members for staggered terms of three (3) years (except as hereafter provided with respect to the initial terms of Group I and Group II Directors) and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Director. The initial Directors shall, by written resolution prior to the first annual or special meeting following the date on which substantial operations of the Facilities commence, to separately identify the Director positions to be elected at the first annual meeting or special meeting following the date on which substantial operations of the Facilities commence, and shall so classify each such Director position as Group I, Group II or Group III, with such classification to serve as the basis for the staggering of terms among the elected Directors. The term of Group I Directors shall expire first (initial term of one (1) year with successors elected to three (3) year terms thereafter), followed by those of Group II Directors (initial term of two (2) years with successors elected to three (3) year terms thereafter), and then Group III Directors (initial and subsequent terms of three (3) years). If at any time the number of Directors is changed as provided in Section 5.2 above, the number of Group I, Group II and Group III Directors shall be adjusted, as necessary, so that approximately one-third (1/3) of the Directors are elected at each annual meeting of the Members.
Required Vote and Board Recommendation
If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests represented at the 2009 Annual Meeting (in person or by proxy) and entitled to vote on the matter shall constitute the act of the Members. If you fail to mark a vote, the proxies solicited by the Board of Directors will be voted FOR the amendment to the Operating Agreement. If you mark contradicting choices on your proxy card such as a vote both for and against the proposed amendment, your vote will have the effect of a vote against the amendment to the Operating Agreement. If you abstain, your units will be included in the determination of whether a quorum is present. However, your abstention will have the effect of a vote against the amendment to the Operating Agreement. If you do not submit a proxy card or attend the 2009 Annual Meeting, it will not be counted as a vote either for or against the amendment to the Operating Agreement. The proposed changes are also specifically set forth in the Form Of Second Amendment to the Operating Agreement attached hereto as Appendix 1. If approved, the Second Amendment will be attached to the previously adopted and approved Operating Agreement dated March 9, 2006, and the First Amendment to the Operating Agreement dated November 14, 2006.
THE BOARD OF DIRECTORS HAS APPROVED THIS AMENDMENT TO THE OPERATING AGREEMENT AND RECOMMENDS A VOTE FOR AMENDMENT #1.

PROPOSAL TWO
Approval of Amendment #2 to the Operating Agreement to Allow the Board of Directors to Appoint any Person to a
Committee to the Board of Directors, and to Remove the Requirement that At Least Two Directors Serve on Any
Board Committee.
As currently written, it is unclear whether Section 5.16 of the Operating Agreement would allow persons other than Directors to serve on committees. In addition Section 5.16 currently states that at least two Directors must serve on each committee. The second proposed amendment to the Operating Agreement will clarify that the Board of Directors may appoint any person to a committee without the requirement that such person also be a Director, and will remove the requirement that at least two Directors must serve on any committee. In addition, the second proposed amendment clarifies that the members of any committee are subject to the direction and control of the Directors, and any vacancies shall be filled by the Directors. If approved, this amendment will allow the Board of Directors greater flexibility to create specific committees and to appoint persons they deem qualified to serve on such committees.
Accordingly, it is proposed that the Company amend Section 5.16 of the Operating Agreement as follows (if approved, the stricken language will be deleted and the bolded language will be added):
5.16 Committees; Authority. The Directors may create such committees, and appoint such ~~Directors~~ persons to serve on them, as the Directors deem appropriate. ~~Each committee must have Two (2) or more Directors, who serve at the pleasure of the Directors.~~ A committee shall consist of one or more persons, who need not be Directors. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Directors. The creation of a committee, and the appointment of Directors to serve on it, must be approved by a majority of the Directors. The procedural requirements for Board meetings under this Article V shall also apply to committee meetings. Board committees may exercise only those aspects of the Directors’ authority which are expressly conferred by the Directors by express resolution. Notwithstanding the foregoing, however, a committee may not, under any circumstances: (i) apportion or authorize distributions; (ii) approve or propose any action for which the Act requires Member approval; (iii) elect Officers; (iv) fill vacancies on the Board or on any of its committees; (v) adopt, amend, or repeal the Articles or this Agreement; (vi) approve a plan of merger; (vii) authorize or approve the reacquisition of Units, except according to a formula or method prescribed by the Directors; or (ix) authorize or approve the issuance or sale or contract for sale of Units or determine the designation and relative rights, preferences, and limitations of a class or series of Units.
Required Vote and Board Recommendation
If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests represented at the 2009 Annual Meeting (in person or by proxy) and entitled to vote on the matter shall constitute the act of the Members. If you fail to mark a vote, the proxies solicited by the Board of Directors will be voted FOR the amendment to the Operating Agreement. If you mark contradicting choices on your proxy card such as a vote both for and against the proposed amendment, your vote will have the effect of a vote against the amendment to the Operating Agreement. If you abstain, your units will be included in the determination of whether a quorum is present. However, your abstention will have the effect of a vote against the amendment to the Operating Agreement. If you do not submit a proxy card or attend the 2009 Annual Meeting, it will not be counted as a vote either for or against the amendment to the Operating Agreement. The proposed changes are also specifically set forth in the “Form of Second Amendment to the Operating Agreement” attached hereto as Appendix 1. If approved, the Second Amendment will be attached to the previously adopted and approved Operating Agreement dated March 9, 2006, and the First Amendment to the Operating Agreement dated November 14, 2006.
THE BOARD OF DIRECTORS HAS APPROVED THIS AMENDMENT TO THE OPERATING AGREEMENT AND RECOMMENDS A VOTE FOR AMENDMENT #2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
As of January 1, 2009 the following beneficial owner(s) owned or held 5% or more of our outstanding units:

		Amount and nature of
Title of Class	Name and Address	beneficial owner	Percent of Class
Membership Unit	Steve J. Retterath	25,060 units	27.40%
	1241 Royal Palm Way Boca Raton, FL 33432
Membership Unit	Golden Grain Energy, LLC	5,000 units	5.47%
	1822 43rd St. SW Mason City, IA 50401
SECURITY OWNERSHIP OF MANAGEMENT
As of January 1, 2009, Members of our Board of Directors and named Executive Officers own units as follows:

		Amount and
		Nature of
	Name of Beneficial	Beneficial	Percent of
Title of Class	Owners	Owner	Class
Membership Units	Walter Wendland(1)	100 units	0.11%
Membership Units	Christy Marchand(2)	25 units	0.03%
Membership Units	Stephen K. Eastman(3)	600 units	0.67%
Membership Units	James R. Boeding	945 units	1.03%
Membership Units	Patrick C. Boyle	150 units	0.16%
Membership Units	Bernard Retterath(4)	575 units	0.63%
Membership Units	Steven L. Dietz	100 units	0.11%
Membership Units	Chad Kuhlers	100 units	0.11%
Membership Units	Steven H. Core	100 units	0.11%
Membership Units	Steve J. Retterath	25,060 units	27.40%
Membership Units	Edward M. Hatten	300 units	0.33%
Membership Units	Leslie M. Hansen(5)	2,133 units	2.33%

	Totals:	30,188 units	33.02%

(1)	Mr. Wendland owns 100 units jointly with his spouse.

(2)	Ms. Marchand owns 25 units indirectly through Marchand Investments, Inc. with her spouse.

(3)	Mr. Eastman beneficially owns all 600 units jointly with his spouse.

(4)	Mr. B. Retterath beneficially owns 25 units individually and 550 units jointly with his spouse.

(5)	Ms. Hansen beneficially owns 980 units through Sizzle X, Inc. with her spouse, 1,103 units through Precision Employee Investment Fund, and 50 units jointly with her spouse.
NOMINATIONS FOR DIRECTOR POSITIONS AND MEMBER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING
Nominations for Director Positions
Notice of Member nominations for the election of Directors for the 2010 Annual Meeting must be submitted in writing to the Company by October 8, 2009 (120 calendar days prior to the anniversary date of the Company’s proxy statement released in connection with this year’s annual meeting), either by personal delivery or by United States Mail, postage prepaid, to the Secretary of the Company. The Company suggests that nominations be submitted by certified mail-return receipt requested.

The notice of Member nominations must contain: (i) the name and address of the Member who intends to make the nomination; (ii) a representation that the Member is a holder of units of the Company entitled to vote at the annual meeting and intends to appear personally or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the Member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Member; (v) such other information regarding each nominee proposed by the Member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a Director of the Company if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent (5%) of our outstanding units that clearly sets forth the proposed candidate as a nominee of the Director’s seat to be filled at the next election of Directors. If a presiding officer at a meeting of the Members determines that a nomination is not made in accordance with this procedure, the officer must declare that the nomination was defective and therefore must be disregarded. In addition, the Company may require any proposed nominee to furnish such other information that may be reasonably required to determine the eligibility of such nominee to serve as a Director of the Company.
Member Proposals
In order to be considered for inclusion in our 2010 Annual Meeting proxy statement, Member proposals must be submitted in writing to the Company by October 8, 2009 (120 calendar days prior to the anniversary of the date that the Company’s proxy statement was released in connection with this year’s annual meeting). The Company suggests that proposals for the 2010 Annual Meeting of the Members be submitted by certified mail, return receipt requested.
Members who intend to present a proposal at the 2010 Annual Meeting of Members without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than December 22, 2009 (45 calendar days prior to the anniversary of the date that the Company’s proxy statement was released in connection with this year’s annual meeting). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
If the Company does not receive notice of a Member proposal intended to be submitted to the 2010 Annual Meeting by October 8, 2009, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion. However, if the Company does receive notice of a Member proposal intended to be submitted to the 2010 Annual Meeting by October 8, 2009, then the persons named on the proxy card may vote on any such proposal in their discretion only if the Company includes in its proxy statement an explanation of its intention with respect to voting on the proposal.
ANNUAL REPORT AND FINANCIAL STATEMENTS
Because Director elections will not be taking place at the 2009 Annual Meeting, the Company’s Annual Report for the fiscal year ended December 31, 2008, does not accompany the mailing of this Proxy Statement. If the Annual Report (including the financial statements and the notes thereto) is completed and filed with the SEC by the date of the annual meeting, copies will be available for your review at the meeting. Once the Annual Report is filed with the SEC, it will be available at no cost through the EDGAR database available from the SEC’s internet site (www.sec.gov). You may also contact the Company at (563) 238-5555 to request a copy.
OTHER MATTERS
The Board of Directors knows of no other matter to be acted upon at the meeting. However, if any other matter is lawfully brought before the meeting, the membership units covered by the proxy in the accompanying form will be voted on such matter in accordance with the best judgment of the persons acting under such proxy.
TO BE CERTAIN THAT YOUR MEMBERSHIP UNITS WILL BE REPRESENTED AT THE 2009 ANNUAL MEETING OF MEMBERS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY BY FAX TO (563) 238-5557 OR MAIL IT TO US AT 2779 HIGHWAY 24, LAWLER, IOWA SO THAT IT IS RECEIVED NO LATER THAN THURSDAY, FEBRUARY 26, 2009 (5:00 P.M.) WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

APPENDIX 1
FORM OF
SECOND AMENDMENT TO OPERATING AGREEMENT OF
HOMELAND ENERGY SOLUTIONS, LLC
THIS SECOND AMENDMENT TO THE OPERATING AGREEMENT OF HOMELAND ENERGY SOLUTIONS, LLC dated March 9, 2006 (the “Operating Agreement”) is adopted and approved effective as of the 2nd day of March, 2009, by the affirmative vote of a majority of the Membership Voting Interests represented at a Member meeting of Homeland Energy Solutions, LLC (the “Company”) at which a quorum was present, pursuant to Section 8.1 of the Operating Agreement.
The Operating Agreement is amended as follows:

Amendment to Section 5.3:	Section 5.3 of the Operating Agreement is amended as follows (the stricken language has been deleted):

5.3 Election of Directors.

(a) Election; Terms. The initial Directors shall be appointed by the initial Members and shall, subject to Section 5.2 of this Agreement, serve until the first annual ~~or special~~ meeting of the Members following the date on which substantial operations of the Facilities commence, and in all cases until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Director. After the expiration of the initial terms of the Directors, at each annual meeting of the Members, Directors shall be elected by the Members for staggered terms of three (3) years (except as hereafter provided with respect to the initial terms of Group I and Group II Directors) and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Director. The initial Directors shall, by written resolution prior to the first annual or special meeting following the date on which substantial operations of the Facilities commence, to separately identify the Director positions to be elected at the first annual meeting or special meeting following the date on which substantial operations of the Facilities commence, and shall so classify each such Director position as Group I, Group II or Group III, with such classification to serve as the basis for the staggering of terms among the elected Directors. The term of Group I Directors shall expire first (initial term of one (1) year with successors elected to three (3) year terms thereafter), followed by those of Group II Directors (initial term of two (2) years with successors elected to three (3) year terms thereafter), and then Group III Directors (initial and subsequent terms of three (3) years). If at any time the number of Directors is changed as provided in Section 5.2 above, the number of Group I, Group II and Group III Directors shall be adjusted, as necessary, so that approximately one-third (1/3) of the Directors are elected at each annual meeting of the Members.

Amendment to Section 5.16:	Section 5.16 of the Operating Agreement is amended as follows (the stricken language has been deleted and the bolded language has been added):

5.16 Committees; Authority. The Directors may create such committees, and appoint such ~~Directors~~ persons to serve on them, as the Directors deem appropriate. ~~Each committee must have Two (2) or more Directors, who serve at the pleasure of the Directors.~~ A committee shall consist of one or more persons, who need not be Directors. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Directors. The creation of a committee, and the appointment of Directors to serve on it, must be approved by a majority of the Directors. The procedural requirements for Board meetings under this Article V shall also apply to committee meetings. Board committees may exercise only those aspects of the Directors’ authority which are expressly conferred by the Directors by express resolution. Notwithstanding the foregoing, however, a committee may not, under any circumstances: (i) apportion or authorize distributions; (ii) approve or propose any action for which the Act requires Member approval; (iii) elect Officers; (iv) fill vacancies on the Board or on any of its committees; (v) adopt, amend, or repeal the Articles or this Agreement; (vi) approve a plan of merger; (vii) authorize or approve the reacquisition of Units, except according to a formula or method prescribed by the Directors; or (ix) authorize or approve the issuance or sale or contract for sale of Units or determine the designation and relative rights, preferences, and limitations of a class or series of Units.

I, Steve Dietz, do hereby certify that I am the duly elected, qualified, and acting Secretary of the Company, and further certify that the above amendment was duly adopted by a majority of the members of the Company at a meeting of the members held on March 2, 2009, in accordance with the provisions of the Company’s Operating Agreement.

Steve Dietz, Secretary

Approved:

Stephen K. Eastman, Chairman of the Board

HOMELAND ENERGY SOLUTIONS, LLC
2009 Annual Meeting – Monday, March 2, 2009
For Unit Holders as of January 1, 2009
Proxy Solicited on Behalf of the Board of Directors

Member Name:

Please print clearly

Telephone Number:

Number of Units Owned:

PROPOSAL ONE: Approval of the Amendment to the Company’s Operating Agreement to amend the initial Directors’ terms so that they will serve until the next annual meeting following the Date on which substantial operations of the ethanol plant commence, rather than until the next annual or special meeting following the date on which substantial operations of the plant commence.

PLEASE INDICATE YOUR SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE BOX WITH BLUE OR BLACK INK

For	Against	Abstain
☐	☐	☐

PROPOSAL TWO: Approval of the Amendment to the Company’s Operating Agreement to allow the Board of Directors to appoint any Person to a committee without the requirement that such person also be a Director, and to remove the requirement that at least two Directors must serve on any committee.

PLEASE INDICATE YOUR SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE BOX WITH BLUE OR BLACK INK

For	Against	Abstain
☐	☐	☐

Signature:

Date:

Signature:

Date:

Please sign exactly as your name appears above. Joint owners must both sign. When signing as attorney, executor, administrator, trustee or guardian, please note that fact.
Vote by Mail or Facsimile:
1) Read the Proxy Statement.
2) Check the appropriate boxes on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card to the Company at 2779 Highway 24, Lawler, Iowa 52154 or via fax to (563) 238-5557 no later than 5:00 p.m. local time on Thursday, February 26, 2009.
By signing this proxy card, you appoint Stephen K. Eastman, Chairman of the Board and Steve Dietz, Secretary, jointly and severally, each with full power of substitution, as Proxies to represent you at the 2009 Annual Meeting of the Members to be held on Monday, March 2, 2009, at Kolby’s Dine and Stein in New Hampton, Iowa, and at adjournment thereof, on any matters coming before the meeting. Registration for the meeting will begin at 2:00 p.m. local time and the 2009 Annual Meeting will commence at approximately 3:00 p.m. local time.
Please specify your choice by marking the appropriate box for each matter herein. The Proxies cannot vote your units unless you sign and return this card. For your proxy card to be valid, it must be received by the Company by 5:00 p.m. on Thursday, February 26, 2009.
This proxy, when properly executed, will be voted in the manner directed herein and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the Meeting.